Exhibit 99.1

PUMA GLOBAL TRUST NO. 4
AGGREGATE TOTALS FOR THE PERIOD FROM OCTOBER 1, 2003
TO SEPTEMBER 30, 2004

NOTE INFORMATION

	Class A Notes		Class B Notes
Original Principal Balance of each class of Note at the time of their issue (August 19, 2003)	US$	1,200,000,000	A$	57,500,000
Amount applied towards payment of principal on each class of Note during the period from August 19, 2003 to July 12, 2004	US$	178,124,040	A$	0
Principal Balance of each class of Note at July 12, 2004	US$	1,021,875,960	A$	57,500,000
Note Factor at August 19, 2003		1.000000000		1.000000000
Note Factor at July 12, 2004		0.851563300		1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from August 19, 2003 to July 12, 2004	US$	13,965,810	A$	3,152,251
A$ REDRAW NOTES, A$ SUBORDINATED NOTES
As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Principal at the opening of business on August 19, 2003			A$	250,000
Redraw Facility advances made during the period from August 19, 2003 to July 12, 2004			A$	0
Redraw Facility Principal repaid during the period from August 19, 2003 to July 12, 2004			A$	0
Redraw Facility Principal at the close of business on July 12, 2004			A$	250,000
Interest paid on Redraw Facility Principal during the period from August 19, 2003 to July 12, 2004			A$	9,376
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the opening of business on August 19, 2003			A$	9,508,270
Amounts allocated to Principal Cash Balance during the period from August 19, 2003 to July 12, 2004			A$	0
Amount of Principal Cash Balance allocated to collections during the period from August 19, 2003 to July 12, 2004			A$	1,360,190
Principal Cash Balance at July 12, 2004			A$	8,148,080
INCOME RESERVE IN AUD
Income Reserve at the opening of business on August 19, 2003			A$	0
Amounts allocated to Income Reserve during the period from August 19, 2003 to July 12, 2004			A$	0
Amount of Income Reserve allocated to collections during the period from August 19, 2003 to July 12, 2004			A$	0
Income Reserve at July 12, 2004			A$	0
COLLECTION INFORMATION IN AUD
Collections (1) received by the Trustee during the period from August 19, 2003 to July 12, 2004			A$	388,871,916
Less : Principal Cash Balance at July 12, 2004			A$	8,148,080
Less : Income Reserve at July 12, 2004			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from August 19, 2003 to July 12, 2004			A$	380,723,836
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from August 19, 2003 to July 12, 2004			A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from August 19, 2003 to July 12, 2004			A$	106,686,851

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 19, 2003 to July 12, 2004			A$	274,036,985

Principal Collections (net of redraws) received by the Trustee during the period from August 19, 2003 to July 12, 2004			A$	344,367,521
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from August 19, 2003 to July 12, 2004			A$	70,330,536
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from August 19, 2003 to July 12, 2004			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 19, 2003 to July 12, 2004			A$	274,036,985

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from August 19, 2003 to July 12, 2004			US$	178,124,040

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2004
Amount of mortgage insurance claims made:	A$	0
Amount of mortgage insurance claims paid:	A$	0
Amount of mortgage insurance claims pending:	A$	0
Amount of mortgage insurance claims denied:	A$	0

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